SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   F O R M 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)     October 29, 2005
                                                     ---------------------------


                                NORTH BAY BANCORP
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             (Exact name of registrant as specified in its charter)


          California                    0-31080                 68-0434802
-------------------------------- ------------------------ ----------------------
(State or other jurisdiction of       (Commission              (IRS Employer
        incorporation)                File Number)          Identification No.)


1190 Airport Road, Suite 101, Napa, California                 94558
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 (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code     (707) 257-8585
                                                  ------------------------------

                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Item 1.02.  Termination of  a Material Definitive Agreement


Agreement with Resources Global Professionals
---------------------------------------------


Effective October 29, 2005, North Bay Bancorp (the "Company") terminated the Professional Services Agreement with Resources Global Professionals entered into in August 2005 pursuant to which Philip Rice was appointed Interim Chief
Financial Officer of the Company. Under this agreement, Resources Global Professionals acted as an independent contractor, with Mr. Rice designated as the associate assigned to the Company.

Resources Global Professionals was compensated for Mr. Rice's time at the rate of $155 per hour, and $193.75 per hour for each hour over eight in one day or forty in one week. Hours over twelve in one day were billed as double-time. The maximum liability for each party to the agreement to the other was not to exceed fees paid by the Company to Resources Global Professionals. Each party agrees to indemnify and hold harmless the other from against any and all actions, losses, damages, claims, liabilities, costs or expenses in any way arising out of or relating to the agreement brought by a third party, except to the extent finally determined to have resulted from the intentional misconduct or gross negligence of the party seeking indemnification.

The agreement was for a period of approximately 2 months, or as needed, and the Company chose to exercise its option to terminate.

There are no material early termination penalties.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


(b) Departure of Interim Chief Financial Officer
------------------------------------------------

As a result of the termination of the agreement with Resources Global Professionals described under Item 1.02 above, effective October 29, 2005, Mr. Rice no longer serves as Interim Chief Financial Officer of the Company


(c) Appointment of Interim Chief Financial Officer
--------------------------------------------------

On November 3, 2005, the Company's Board of Directors appointed Terry L. Robinson, the Company's President and Chief Executive Officer, as Interim Chief Financial Officer of the Company until the Company completes its search for a permanent chief financial officer. It is anticipated that the search will be completed in the fourth quarter of 2005. There will be no change in Mr. Robinson's compensation as a result of this interim appointment.


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


                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: November 3,  2005          NORTH BAY BANCORP


                                  /s/ Terry L. Robinson
                                 -----------------------------------------------
                                 Terry L. Robinson, President and Chief
                                 Executive Officer (Principal Executive Officer)

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